EXHIBIT 10.15

    SECOND  AMENDMENT  TO  LEASE  dated  this   10th   day of July 2000, by and
                                                 ----          ----
between TRANSCUBE ASSOCIATES, a New Jersey Partnership having an office at 180 Passaic Avenue, Fairfield, New Jersey 07004, hereinafter called the "Landlord"; and Measurement Specialties Inc., a New Jersey Corporation, having an address at 80 Little Falls Road, Fairfield, New Jersey 07004, hereinafter called the "Tenant".

                              W I T N E S S E T H :-
                              - - - - - - - - - - -

     WHEREAS, the Landlord owns certain lands and premises in the Township of Fairfield, County of Essex and State of New Jersey, which lands and premises are commonly known as 80 Little Falls Road, upon which there has been erected a building containing approximately 125,692 square feet hereinafter called the "Building"; and

     WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated May 4, 1994, as amended by Amendment to Lease dated February 24, 1997, hereinafter collectively called the "Lease", in connection with the leasing of approximately 18,524 square feet in the Building, hereinafter called the "leased premises; and

     WHEREAS, the Landlord and Tenant have agreed to extend the Lease for a further period of three (3) years in accordance with the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the sum of one ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:

     1. The Lease is hereby extended for a further period of three (3) years, which Lease extension shall commence as of July 1, 2000, and shall expire as of June 30, 2003, hereinafter called the "Extended Term".

     2. Tenant shall pay Fixed Rent during the Extended Term in the amount of ONE HUNDRED THIRTY EIGHT THOUSAND NINE HUNDRED THIRTY AND 00/100 ($138,930.00) DOLLARS per annum, in equal installments of ELEVEN THOUSAND FIVE HUNDRED SEVENTY-SEVEN AND 50/100 ($11,577.50) DOLLARS per month, in the same manner as provided in Article 3 of the Lease, together with all additional rent and other charges set forth in therein.

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     3.   Except as  hereinabove  referred to, all other terms and conditions of the Lease shall remain in full force and effect, unimpaired and unmodified.

     4. This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties here to have caused these presents to be executed by their proper corporate officers and caused their proper corporate seals to be hereto affixed the day and year first above written.

WITNESS:                               TRANSCUBE  ASSOCIATES

/S/                                    /S/  Stanley  Karczynski

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                                       Stanley  Karczynski

/S/                                    /S/  Bruce Rosen

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                                       Bruce Rosen

ATTEST:                                MEASUREMENT  SPECIALTIES,  INC.


/S/                                    /S/  Kirk  J.  Dischino

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                                       Kirk  J.  Dischino,  CFO

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